Exhibit 99.1

Press Release

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TIDEWATER INC. ● 6002 Rogerdale Road, Suite 600 ● Houston, TX 77072 ● Telephone (713) 470-5300 ● Fax (888) 909-0946

  Tidewater to Participate in the Scotia Howard Weil 47th Annual Energy Conference

HOUSTON, March 22, 2019 – Tidewater Inc. (NYSE: TDW) announced today that John T. Rynd, President and Chief Executive Officer, and Jason R. Stanley, Director, Investor Relations, will be participating in the Scotia Howard Weil 47th Annual Energy Conference in New Orleans, Louisiana, on Tuesday, March 26, 2019.  Upon completion of the conference, the company will also file a Form 8-K with the SEC, which will include a copy of the presentation.

Tidewater owns and operates the largest fleet of Offshore Support Vessels in the industry, with over 60 years of experience supporting offshore energy exploration and production activities worldwide.

To learn more, visit the Tidewater website at: www.tdw.com

Jason Stanley

Director, Investor Relations

713-470-5292

SOURCE: Tidewater Inc.